Financial News Release

CONTACTS:
Danny Herron	Annie Leschin/Vanessa Lehr
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES SECOND QUARTER RESULTS

•	Revenue of $140 million

•	GAAP loss of $0.24 per diluted share

•	Non-GAAP earnings of $0.35 per diluted share

•	Ended first quarter with $99 million in cash

Fort Collins, Colo., July 29, 2013 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced financial results for the second quarter ended June 30, 2013. The company reported second quarter sales of $139.7 million compared to $111.8 million in the first quarter of 2013 and $115.7 million in the second quarter of 2012. Loss from continuing operations was $9.8 million or $0.24 per diluted share. On a non-GAAP basis, income from continuing operations was $13.9 million or $0.35 per diluted share. The non-GAAP measures exclude, on an after tax basis, $19.6 million in restructuring charges, $2.5 million of stock-based compensation and $1.6 million of intangible amortization. A reconciliation of non-GAAP income from continuing operations and earnings per share is provided in the tables below. The company ended the quarter with $99.1 million in cash and marketable securities, a decline of $83.2 million due to the recent acquisition of the three-phase string product line.
“We are pleased with our performance in the second quarter, having made significant progress on our aggressive restructuring and integration plan,” said Garry Rogerson, CEO. “Improved profitability returned to our Thin Films business this quarter as we expanded into new applications, our markets recovered and we continued to reduce our costs. In our Solar Energy business we are already seeing initial demand and a growing pipeline for our newly-acquired three-phase string product line and recently-released one megawatt inverter offering. With a strong and building backlog in both business units we anticipate an acceleration of earnings per share for 2013. Our focus on successfully delivering on our strategic objectives remains our primary focus. With an efficient company-wide cost structure in place, an expanded product line and cost-effective worldwide distribution, we are laying the foundation for a successful 2014.”
Thin Films
Thin Films sales were $71.7 million in the second quarter of 2013, a 16.1% increase from $61.8 million in the first quarter of 2013, and a 10.6% increase from $64.8 million in the second quarter of 2012. The increase was driven primarily by improvement in semiconductor applications and another solid quarter in flat panel display applications.

Solar Energy
Solar Energy sales reached $68.0 million in the second quarter of 2013, an increase of 35.9% from $50.0 million in the first quarter of 2013, and an increase of 33.8% from $50.8 million in the second quarter of 2012. The upside was largely due to the contribution of the newly-acquired three-phase string product line.
Income from Continuing Operations
Loss from continuing operations for the second quarter was $9.8 million or $0.24 per diluted share, compared to income from continuing operations of $6.8 million or $0.17 per diluted share in the first quarter of 2013, and income from continuing operations of $8.8 million or $0.22 per diluted share in the same period last year. On a non-GAAP basis, excluding the impact of the items mentioned above, income from continuing operations was $13.9 million or $0.35 per diluted share, up from $11.7 million or $0.29 per diluted share in the first quarter of 2013.
Restructuring Activities
After the acquisition of the three-phase string product line in April 2013, the company undertook a major restructuring to take advantage of additional ongoing future cost saving opportunities. These activities include the consolidation of certain facilities, product rationalization and further centralization of manufacturing. During the second quarter, the company recorded a pre-tax restructuring charge of $24.2 million, $17.7 million of which was non-cash. The company anticipates a third quarter restructuring charge of approximately $12.0 million. Having completed roughly three quarters of the planned restructuring and integration, the company now expects to finish the majority of these actions by the end of the third quarter. The total planned charges for this initiative is expected to be in the range of $35 to $37 million, of which $25 to $29 million is expected to be non-cash in nature. We expect this restructuring to provide additional cost savings in the range of $18 to $20 million annually, including approximately $14 million of cash savings. The cost savings activities, along with those previously announced are expected to deliver annual savings of approximately $70 to $75 million by 2014. Completion of these activities should position the company well for 2014.
Third Quarter 2013 Guidance
The company anticipates third quarter 2013 results from continuing operations to be within the following ranges:

•	Sales of $140 million to $150 million

•	Earnings per share of $0.28 to $0.32, excluding restructuring charges

•	Non-GAAP earnings per share of $0.36 to $0.40
Second Quarter 2013 Conference Call
Management will host a conference call tomorrow, Tuesday, July 30, 2013, at 8:30 a.m. Eastern Time to discuss Advanced Energy's financial results. Domestic callers may access this conference call by dialing 866-804-6922. International callers may access the call by dialing 857-350-1668. Participants will need to provide conference pass code 40085511. For a replay of this teleconference, please call 888-286-8010 or 617-801-6888 , and enter the pass code 91413431. The replay will be available for two weeks following the conference call. A webcast will also be available on the Investor Relations web page at http://ir.advanced-energy.com.

About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in innovative power and control technologies for high-growth, thin-film manufacturing and solar-power generation. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
This release includes GAAP and non-GAAP income and per share earnings data. Please note that beginning in 2013, Advanced Energy redefined its non-GAAP measures to exclude restructuring charges, acquisition -related costs, stock based compensation and amortization of intangibles. These non-GAAP measures are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provides investors with additional perspective. While some of these excluded items may be incurred and reflected in the company's GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.
Please refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
Forward-Looking Statements
The company's expectations with respect to guidance to financial results for the third quarter ending September 30, 2013, anticipated cost savings, market performance, future charges, positioning of the company and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the effects of global macroeconomic conditions upon demand for our products, the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry, the acquisition of REFUsol including the successful integration of operations of REFUsol  and associated restructuring costs; the retention of key employees of REFUsol, expectations surrounding the benefits of the REFUsol  products, the total available market for 3-phase string solar inverters particularly in Europe, India and the United States, expectations regarding sales of the REFUsol  products, the continuation of feed-in-tariffs and other incentives in Europe and elsewhere, expectations surrounding REFUsol 's fabless manufacturing model, as well as the effects of global macroeconomic conditions upon demand for such products, the continuation of RPS (renewable portfolio standards), the timing and availability of incentives and grant programs in North America and Europe related to the renewable energy market, renewable energy project delays resulting from solar panel price declines and increased competition in the solar inverter equipment market, the timing of orders received from customers, the company's ability to realize benefits from cost improvement efforts including avoided costs, any restructuring plans and any inorganic growth, the ability to obtain materials and manufacture products, and unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advancedenergy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. As reiterated previously, aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. The company assumes no obligation to update the information in this press release.
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ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012

SALES	$139,711	$115,658	$111,814	$251,525	$221,445
COST OF SALES	86,452	71,929	69,975	156,427	137,972
GROSS PROFIT	53,259	43,729	41,839	95,098	83,473
	38.1%	37.8%	37.4%	37.8%	37.7%
OPERATING EXPENSES:
Research and Development	15,740	14,502	14,253	29,993	29,617
Selling, general, and administrative	22,910	16,706	17,654	40,564	36,765
Restructuring charges (benefit)	24,206	(144)	—	24,206	2,431
Amortization of intangible assets	1,975	1,351	2,213	4,188	2,723
Total operating expenses	64,831	32,415	34,120	98,951	71,536

Operating income (loss)	(11,572)	11,314	7,719	(3,853)	11,937

Other income (expense), net	(330)	1,775	(203)	(533)	2,186
Income (loss) from continuing operations before income taxes	(11,902)	13,089	7,516	(4,386)	14,123
Provision (benefit) for income taxes	(2,120)	4,288	690	(1,430)	4,556
INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF INCOME TAXES	(9,782)	8,801	6,826	(2,956)	9,567

Income from discontinued operations, net of income taxes	—	127	—	—	430

NET INCOME (LOSS)	$(9,782)	$8,928	$6,826	$(2,956)	$9,997

Basic weighted-average common shares outstanding	39,453	38,974	38,775	39,114	39,877
Diluted weighted-average common shares outstanding	40,150	39,583	39,598	39,899	40,460

EARNINGS PER SHARE:
CONTINUING OPERATIONS:
BASIC EARNINGS (LOSS) PER SHARE	$(0.25)	$0.23	$0.18	$(0.08)	$0.24
DILUTED EARNINGS (LOSS) PER SHARE	$(0.24)	$0.22	$0.17	$(0.07)	$0.24

DISCONTINUED OPERATIONS:
BASIC EARNINGS PER SHARE	$—	$0.00	$—	$—	$0.01
DILUTED EARNINGS PER SHARE	$—	$0.00	$—	$—	$0.01

NET INCOME:
BASIC EARNINGS (LOSS) PER SHARE	$(0.25)	$0.23	$0.18	$(0.08)	$0.25
DILUTED EARNINGS (LOSS) PER SHARE	$(0.24)	$0.23	$0.17	$(0.07)	$0.25

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2013	2012*
ASSETS	UNAUDITED

Current Assets:
Cash and cash equivalents	$87,062	$146,564
Marketable securities	12,065	25,683
Accounts receivable, net	132,608	83,914
Inventories, net	102,182	81,482
Deferred income taxes	19,449	19,477
Income taxes receivable	6,121	4,315
Other current assets	14,389	9,075
Total current assets	373,876	370,510

Property and equipment, net	40,773	39,523

Deposits and other	7,635	7,529
Goodwill and intangibles, net	178,629	106,600
Deferred income tax assets	13,941	13,998
Total assets	$614,854	$538,160

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$66,402	$41,044
Other accrued expenses	57,430	47,602
Notes payable to banks	13,434	—
Total current liabilities	137,266	88,646

Long-term liabilities	76,086	61,883

Total liabilities	213,352	150,529

Stockholders' equity	401,502	387,631
Total liabilities and stockholders' equity	$614,854	$538,160

* December 31, 2012 amounts are derived from the December 31, 2012 audited Consolidated Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC.
SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012
SALES:
Thin Films	$71,702	$64,843	$61,777	$133,479	$125,233
Solar Energy	68,009	50,815	50,037	118,046	96,212
Total Sales	$139,711	$115,658	$111,814	$251,525	$221,445

OPERATING INCOME:
Thin Films	$14,406	$8,881	$7,511	$21,917	$12,048
Solar Energy	(1,772)	2,740	208	(1,564)	3,233
Total segment operating income	12,634	11,621	7,719	20,353	15,281
Corporate expenses	—	(451)	—	—	(913)
Restructuring (charges) benefit	(24,206)	144	—	(24,206)	(2,431)
Other income (expenses), net	(330)	1,775	(203)	(533)	2,186
Income (loss) from continuing operations before income taxes	$(11,902)	$13,089	$7,516	$(4,386)	$14,123

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)
(in thousands)

Reconciliation of Non-GAAP measure - income from operations excluding certain items	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012

Operating income (loss), as reported	$(11,572)	$11,314	$7,719	$(3,853)	$11,937
Adjustments:
Restructuring charges (benefit)	24,206	(144)	—	24,206	2,431
Acquisition-related costs	—	—	1,093	1,093	—
Stock-based compensation	3,170	2,228	2,034	5,204	7,237
Amortization of intangible assets	1,975	1,351	2,213	4,188	2,723
Non-GAAP income from operations	$17,779	$14,749	$13,059	$30,838	$24,328

Reconciliation of Non-GAAP measure - operating expenses and income from operations, excluding certain items	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012

Gross Profit, as reported	$53,259	$43,729	$41,839	$95,098	$83,473
Operating expenses, as reported	64,831	32,415	34,120	98,951	71,536
Adjustments:
Restructuring (charges) benefit	(24,206)	144	—	(24,206)	(2,431)
Acquisition-related costs	—	—	(1,093)	(1,093)	—
Stock-based compensation	(3,170)	(2,228)	(2,034)	(5,204)	(7,237)
Amortization of intangible assets	(1,975)	(1,351)	(2,213)	(4,188)	(2,723)
Non-GAAP operating expenses	35,480	28,980	28,780	64,260	59,145
Non-GAAP income from operations	$17,779	$14,749	$13,059	$30,838	$24,328

Reconciliation of Non-GAAP measure - income from continuing operations excluding certain items	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012

Income (loss) from continuing operations, net of tax, as reported	$(9,782)	$8,801	$6,826	$(2,956)	$9,567
Adjustments, net of tax
Restructuring charges (benefit)	19,579	(92)	—	19,579	1,559
One-time gain on sale of flow assets	—	(1,452)	—	—	(1,452)
Acquisition-related costs	—	—	993	993	—
Stock-based compensation	2,524	1,419	1,847	4,371	4,610
Amortization of intangible assets	1,573	861	2,010	3,583	1,735
Non-GAAP income from continuing operations, net of tax	$13,894	$9,537	$11,676	$25,570	$16,019

Reconciliation of Non-GAAP measure - per share earnings from continuing operations excluding certain items	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012

Diluted earnings (loss) per share from continuing operations, as reported	$(0.24)	$0.22	$0.17	$(0.07)	$0.24
Add back:
per share impact of Non-GAAP adjustments, net of tax benefit	0.59	0.02	0.12	0.71	0.16
Non-GAAP per share earnings from continuing operations	$0.35	$0.24	$0.29	$0.64	$0.40